EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of JAAG Enterprises Ltd. (the “Company”) on Form 10-Q for the period ending September 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeffrey Chau, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 22nd day of January, 2024.

/s/ Jeffrey Chau
Jeffrey Chau Chief Executive Officer/Chief Financial Officer Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer